Tenet Releases Preliminary Results for the Third Quarter of 2017, Announces $150 Million Cost Reduction Initiative and Appoints New Independent Director

Net loss from continuing operations attributable to Tenet shareholders is expected to be approximately $366 million

Adjusted EBITDA is expected to be approximately $507 million, including an estimated $30 million impact due to lower revenues and higher expenses related to Hurricanes Harvey and Irma and $10 million of lower-than-anticipated revenues from the Texas Medicaid Waiver and Florida Medicaid programs

Targeted cost reduction program intended to enhance margins and operating efficiencies; ongoing actions through mid-2018 are expected to yield $150 million of annualized run-rate savings by the end of 2018

James Bierman to join board as part of ongoing board refreshment process

DALLAS – October 27, 2017 – Tenet Healthcare Corporation (NYSE: THC) today released preliminary financial results for the third quarter ended September 30, 2017. The Company also announced a cost reduction initiative and the appointment of a new independent director to the Tenet board of directors.

“Despite the impact of two hurricanes, the unanticipated Medicaid cuts in Texas and Florida, and overall volume weakness, we delivered Adjusted EBITDA within our Outlook for the quarter,” said Ronald A. Rittenmeyer, executive chairman and CEO.  “Regardless, we must do more. We are moving quickly and decisively to improve financial results and returns for our shareholders.  The cost reduction program we announced today includes a number of structural changes in the way we operate, all intended to reinforce accountability, improve agility and speed decision making. We believe these changes will help us drive organic growth, expand margins, and better support our hospitals and other facilities in delivering higher levels of quality and patient satisfaction.”

Mr. Rittenmeyer added, "We have and we will continue to review, analyze and pursue all options to enhance shareholder value."

Preliminary Results for the Third Quarter of 2017

The Company anticipates reporting net operating revenues after provision for doubtful accounts of approximately $4.586 billion and a net loss from continuing operations attributable to Tenet shareholders of approximately $366 million, or $3.63 per diluted share, in the third quarter of 2017. After adjusting for certain items, which are listed on Table #2 at the end of this release, Tenet expects to report an Adjusted net loss from continuing operations attributable to Tenet shareholders of approximately $17 million, or $0.17 per diluted share.

Adjusted EBITDA in the third quarter of 2017 is expected to be approximately $507 million and was negatively impacted by approximately $40 million as a result of the following three items: (i) an estimated $30 million of lower revenues and higher expenses associated with Hurricanes Harvey and Irma, prior to any insurance recoveries the Company may receive in future periods; (ii) $8 million of lower-than-anticipated revenues from the Texas Medicaid Waiver program; and, (iii) approximately $2 million of lower-than-anticipated revenues from the Florida Medicaid program due to changes associated with the Low Income Pool (LIP) program.

As compared to the third quarter of 2016, patient revenues in the Hospital Operations and other segment declined 2.3 percent on a same-hospital basis in the third quarter of 2017, with admissions declining 2.6 percent, adjusted admissions declining 2.2 percent and net patient revenue per adjusted admission declining 0.2 percent. The Company’s same-hospital revenue per adjusted admission was lowered by approximately 150 basis points due to the lack of CMS approval of the California Provider Fee Program. The Company estimates that Hurricane Irma lowered same-hospital admissions and adjusted admissions by approximately 50 basis points. Excluding the impact of the hurricane as well as patients that were insured by Humana in both the third quarters of 2016 and 2017, same-hospital admissions declined 1.2 percent and adjusted admissions declined 0.8 percent.

Revenues in the Ambulatory segment increased 0.9 percent on a same-facility system-wide basis as compared to the third quarter of 2016, with cases decreasing 2.4 percent and revenue per case increasing 3.4 percent. Hurricanes Harvey and Irma lowered same-facility system-wide case growth by approximately 210 basis points. Excluding the hurricanes as well as patients that were insured by Humana in both the third quarters of 2016 and 2017, same-facility system-wide cases decreased 0.3 percent.

Tenet’s preliminary financial results for the three months ended September 30, 2017 are subject to the completion of the Company’s quarterly financial and accounting review process.

The Company plans to report its final financial results for the third quarter ended September 30, 2017 after the market close on November 6, 2017 and will provide an updated Outlook for 2017 at that time. The Company will host a conference call on November 7, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). A live audio webcast and an accompanying presentation will be accessible through the Company’s website at www.tenethealth.com/investors.

Cost Reduction Initiative

Tenet has begun the implementation of an enterprise-wide cost reduction initiative – comprised primarily of headcount reductions and the renegotiation of contracts with suppliers and vendors – which is intended to lower annual operating expenses by $150 million. The Company anticipates achieving the full annualized run-rate savings by the end of 2018.

Approximately 75 percent of the savings are expected to be achieved through actions within the Company’s Hospital Operations and other segment, including the elimination of a regional management layer and streamlining corporate overhead and centralized support functions. Tenet also expects to realize savings from actions within the Company’s Ambulatory Care and Conifer business segments.

In total, the Company anticipates eliminating approximately 1,300 positions, including contractors. In conjunction with this initiative, Tenet expects to incur pre-tax restructuring costs of approximately $40 million in the fourth quarter of 2017. Substantially all of these costs relate to employee severance payments that will begin in the fourth quarter of 2017.

Board Appoints New Independent Director

The Company’s board of directors appointed James Bierman to the board, effective immediately. Tenet’s board now consists of 10 directors, nine of whom are independent.

“I am pleased to announce the appointment of Jim to our board, in furtherance of our commitment to ongoing board refreshment and strong governance,” said Mr. Rittenmeyer.  “Jim is highly qualified with significant operational and financial experience in the healthcare sector, and we look forward to benefitting from his valuable insights and perspective. We are committed to continuing to refresh the board with highly talented and engaging individuals in the coming months.”

Biographical Information

Mr. Bierman served as President and Chief Executive Officer of Owens & Minor, Inc., a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015. Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and as Senior Vice President and Chief Financial Officer from June 2007 to April 2011. From 2001 to 2004, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. Prior to joining Quintiles Transnational, Mr. Bierman was a partner at Arthur Andersen LLP. Mr. Bierman earned his B.A. from Dickinson College and his MBA at Cornell University’s Johnson Graduate School of Management. He formerly served as a director of Owens & Minor and Team Health Holdings, Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income (loss) from continuing operations attributable to Tenet shareholders, and Adjusted diluted earnings (loss) per share from continuing operations attributable to Tenet shareholders. Reconciliations of these measures to the most comparable GAAP measure are contained in the tables at the end of this release.

The results of many of the facilities in which the Ambulatory segment has an investment are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with nearly 130,000 employees united around a common mission: to help people live happier, healthier lives.  Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates 77 general acute care hospitals, 20 short-stay surgical hospitals and approximately 460 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms "THC", "Tenet Healthcare Corporation", "the Company", "we", "us" or "our" refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Investor Contact: Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact: Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission.

Tenet uses its Company website to provide important information to investors about the Company including the posting of important announcements regarding financial performance and corporate developments.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss (income) attributable to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) other non-operating income (expense), net, (6) gain (loss) from early extinguishment of debt, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income (loss) from continuing operations attributable to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) impairment and restructuring charges, and acquisition-related costs, (2) litigation and investigation costs, (3) gains on sales, consolidation and deconsolidation of facilities, (4) gain (loss) from early extinguishment of debt, (5) income (loss) from divested operations and closed businesses (6) the associated impact of these five items on taxes and noncontrolling interests, and (7) net income (loss) from discontinued operations. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income (loss) from continuing operations attributable to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of Adjusted EBITDA to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #1 below for the three and nine months ended September 30, 2017 and 2016. A reconciliation of Adjusted net income from continuing operations attributable to Tenet Healthcare Corporation common shareholders to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #2 below for the three and nine months ended September 30, 2017 and 2016.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Tenet Healthcare Corporation Common Shareholders
(Unaudited)

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(367)	$(8)	$(475)	$(113)
Less: Net income attributable to noncontrolling interests	(78)	(88)	(254)	(266)
Net income (loss) from discontinued operations, net of tax	(1)	1	(1)	(5)
Net income (loss) from continuing operations	(288)	79	(220)	158
Income tax benefit (expense)	60	(10)	105	(61)
Loss from early extinguishment of debt	(138)	—	(164)	—
Other non-operating expense, net	(4)	(7)	(14)	(18)
Interest expense	(257)	(243)	(775)	(730)
Operating income	51	339	628	967
Litigation and investigation costs	(6)	(4)	(12)	(291)
Gains on sales, consolidation and deconsolidation of facilities	104	3	142	151
Impairment and restructuring charges, and acquisition-related costs	(329)	(31)	(403)	(81)
Depreciation and amortization	(219)	(205)	(662)	(632)
Loss from divested and closed businesses	(6)	(6)	(41)	(8)
Adjusted EBITDA	$507	$582	$1,604	$1,828

Net operating revenues	$4,586	$4,849	$14,201	$14,761
Less: Net operating revenues from health plans	10	122	100	385
Adjusted net operating revenues	$4,576	$4,727	$14,101	$14,376

Net loss attributable to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(8.0)%	(0.2)%	(3.3)%	(0.8)%

Adjusted EBITDA as % of adjusted net operating revenues (Adjusted EBITDA margin)	11.1%	12.3%	11.4%	12.7%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Pre-Tax, After-Tax and Earnings (Loss) Per Share Impact of Certain Items
on Continuing Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in millions except per share amounts)	September 30,		September 30,
	2017	2016	2017	2016
Adjustments to calculate Adjusted Diluted EPS
Impairment and restructuring charges, and acquisition-related costs[1]	$(329)	$(31)	$(403)	$(81)
Litigation and investigation costs	(6)	(4)	(12)	(291)
Gain on sales, consolidation and deconsolidation of facilities[2]	104	3	142	151
Loss from early extinguishment of debt[3]	(138)	—	(164)	—
Loss from divested and closed businesses	(6)	(6)	(41)	(11)
Pre-tax impact	(375)	(38)	(478)	(232)
Tax impact of above items	26	10	65	37
Total after-tax impact	(349)	(28)	(413)	(195)
Noncontrolling interests impact	—	(1)	—	(19)
Total loss from items above	$(349)	$(29)	$(413)	$(214)

Net loss attributable to common shareholders	$(367)	$(8)	$(475)	$(113)
Less net income (loss) from discontinued operations, net of tax	(1)	1	(1)	(5)
Net loss from continuing operations, net of tax	(366)	(9)	(474)	(108)
Net loss from adjustments above	349	29	413	214
Adjusted net income (loss) from continuing operations attributable to common shareholders	$(17)	$20	$(61)	$106

Weighted average dilutive shares outstanding (in thousands)	100,812	100,978	100,475	100,680
Diluted earnings (loss) per share from continuing operations	$(3.63)	$(0.09)	$(4.72)	$(1.09)
Adjusted diluted earnings (loss) per share from continuing operations	$(0.17)	$0.20	$(0.61)	$1.05

1
Impairment and restructuring charges, and acquisition-related costs of $329 million in the three months ended September 30, 2017 were primarily related to the write-down of assets held for sale in Philadelphia and the United Kingdom to their estimated fair value less the estimated costs to sell.  The Company’s results in the three months ended September 30, 2017 do not include impairment and restructuring charges related to the Company’s $150 million cost reduction initiative; these charges will be recorded in the three months ending December 31, 2017.

2
Gain on sales, consolidation and deconsolidation of facilities of $104 million in the three months ended September 30, 2017 was primarily related to a gain on sale of the Company’s former hospitals, physician practices and related assets in Houston, Texas and the surrounding area.

3	Loss from early extinguishment of debt of $138 million in the three months ended September 30, 2017 was primarily related to the Company’s refinancing transactions and debt redemption in the quarter.